As filed with the Securities and Exchange Commission on
                           April 4, 1997.
                                  Registration No. 333-_____


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                     ___________________

                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933
                     ___________________

                INTERNATIONAL GAME TECHNOLOGY
   (Exact name of registrant as specified in its charter)
                     ___________________

     Nevada                                88-0173041
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)

             5270 Neil Road, Reno, Nevada  89502
          (Address of principal executive offices)

    INTERNATIONAL GAME TECHNOLOGY 1993 STOCK OPTION PLAN
                  (Full title of the plan)

                         Brian McKay
  Vice President, General Counsel, Secretary and Treasurer
                INTERNATIONAL GAME TECHNOLOGY
             5270 Neil Road, Reno, Nevada  89502
           (Name and address of agent for service)
                     ___________________

Telephone number, including area code, of agent for service:
(702) 448-7777
                     ___________________

                          Copy to:
                   Joseph J. Herron, Esq.
                      O'MELVENY & MYERS
            610 Newport Center Drive, Suite 1700
              Newport Beach, California  92660

              CALCULATION  OF REGISTRATION  FEE


                                        Proposed            Proposed
                                        maximum             maximum
Title of                 Amount         offering            aggregate      Amount of
securities               to be          price               offering       registration
to be registered         registered     Per unit price      fee

Common Stock, $0.000625  2,000,000<1>   $15.9375<2>         $31,875,000<2> $9,660<2>
par value per share      shares

______________

<1> This Registration Statement covers, in addition to the
    number of shares of Common Stock stated above, options to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416, an additional indeterminate number of shares and options which by reason of certain events specified in the Plan may become subject to the Plan.

<2> Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 1, 1997, as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

    The Exhibit Index included in this Registration Statement is at page S-3.


   The Prospectus which contains the information required pursuant to Section 10(a) of the Securities Act of 1933, as amended (the "Act"), relates to a registration statement on Form S-8 (File No. 33-69400) under the Act, with respect to
3,250,000 shares of Common Stock.

                           PART I

                 INFORMATION REQUIRED IN THE
                  SECTION 10(A) PROSPECTUS


       The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item
2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                           PART II

                 INFORMATION REQUIRED IN THE
                   REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents of International Game
Technology (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended September 30, 1996;

  (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended December 31, 1996; and

  (c) The description of the Company's Common Stock contained in its Registration Statement on Form S-3 dated April 23, 1991, and any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.     DESCRIPTION OF SECURITIES


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

  The validity of the original issuance of the Common Stock registered hereby is passed on for the Company by Brian McKay. Mr. McKay is Vice President, General Counsel, Secretary and Treasurer of the Company and is compensated as an employee of the Company. Mr. McKay is the holder of options to acquire 65,957 shares of the Company's Common Stock and the Company's Board of Directors has approved the grant to Mr. McKay of 50,000 restricted shares of the Company's Common Stock.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED


ITEM 8.     EXHIBITS - SEE THE ATTACHED EXHIBIT INDEX AT PAGE
            S-3.


ITEM 9.     UNDERTAKINGS

  The information and contents of Registration Statement No. 33-69400 on Form S-8, which was previously filed with the Securities and Exchange Commission by the Company, is incorporated herein by reference. Except for required opinions, consents, signature pages and any information required in this Registration Statement that is not in the above mentioned Registration Statement, information required by Part II to be contained in this Registration Statement is omitted in accordance with General Instruction E to Form S-8.

                         SIGNATURES

       Pursuant to the requirements of the Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 31, 1997.


                          INTERNATIONAL GAME TECHNOLOGY



                          By:  /s/ Brian McKay
                               Brian McKay
                          Its: Vice President, General
                               Counsel, Secretary and
                                    Treasurer


                      POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Charles N. Mathewson, G. Thomas Baker, and Brian McKay, or each of them individually, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       SIGNATURE           TITLE                                DATE

/s/ Charles N. Mathewson   Chairman of the Board and Chief      March 31, 1997
Charles N. Mathewson       Executive Officer (Principal
                           Executive Officer)

/s/ G. Thomas Baker        President, Chief Operating Officer,  March 31, 1997
G. Thomas Baker            (Principal Financial Officer and
                           Chief Financial Officer and
                           Principal Accounting Officer)


Albert J. Crosson          Director

/s/ Wilbur K. Keating      Director                             March 26, 1997
Wilbur K. Keating

/s/ Warren L. Nelson       Director<1>                          March 31, 1997
Warren L. Nelson

/s/ Frederick B. Rentschler    Director<1>                      March 31, 1997
Frederick B. Rentschler

/s/ John J. Russell         Director                            March 31, 1997
John J. Russell

Rockwell A. Schnabel        Director

/s/ Claudine B. Williams    Director<1>                         March 31, 1997
Claudine B. Williams

_________________________________________
<1> Member of Compensation Committee


                       EXHIBIT INDEX<1>


 Exhibit                                                  Sequentially
 Number           Description                             Numbered Page

4.      International Game Technology 1993 Stock Option Plan
        (Amended and Restated Effective as of August 27, 1996).
5.      Opinion of Counsel (opinion re legality).
23.1    Consent of Independent Accountants.
23.2    Consent of Counsel (included in Exhibit 5).
24.     Power of Attorney (included in this Registration
        Statement under "Signatures").


__________________
<1>    Each exhibit index and exhibit of Registration Statement
       No. 33-69400, which was previously filed with the Securities and Exchange Commission by the registrant, is incorporated herein by reference.